Exhibit 10.1

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT: SC CODE ANN. §15-48-10 ET SEQ. AND THE FEDERAL ARBITRATION ACT: 9 U.S.C. 1 ET SEQ.

SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT

DATED AS OF DECEMBER 16, 2011

BY AND AMONG

FIRST COMMUNITY CORPORATION

AND

THE PURCHASERS NAMED HEREIN

6.2	Purchase for Own Account	8

6.3	Investment Experience	8

6.4	Accredited Investor	8

6.5	Investment Process	8

6.6	Restricted Securities	8

6.7	Legends	8

6.8	Transfer Restrictions	10

6.9	Sufficient Funds	10

SECTION 7	DEFAULT, RIGHTS AND REMEDIES	10

7.1	Event of Default	10

7.2	Acceleration and other Remedies	12

7.3	Proceedings for Enforcement	12

SECTION 8	CLOSING DELIVERIES AND CONDITIONS TO COMPANY’S OBLIGATIONS TO CLOSE	12

8.1	Closing Deliveries to the Purchasers	12

8.2	Conditions to Closing of Company	12

SECTION 9	SUBORDINATION	13

SECTION 10	DISPUTE RESOLUTION	14

10.1	Dispute Resolution	14

10.2	Dispute Notice	14

10.3	Informal Proceedings	14

10.4	Formal Proceedings	14

10.5	Mandatory Arbitration	14

10.6	Litigation	15

10.7	Expiration	15

SECTION 11	MISCELLANEOUS	15

11.1	Indemnities	15

11.2	Amendments and Waivers	16

11.3	Notices	16

11.4	Failure or Indulgence Not Waiver; Remedies Cumulative	17

11.5	Marshaling; Payments Set Aside	17

11.6	Severability	17

11.7	Holders’ Obligations Several; Independent Nature of Holders’ Rights	17

11.8	Headings	17

11.9	Applicable Law	17

11.10	Successors and Assigns	18

11.11	Construction	18

11.12	Confidentiality	18

11.13	Survival of Warranties and Certain Agreements	18

11.14	Entire Agreement	18

11.15	Counterparts; Effectiveness	18

11.16	Maintenance of Register	19

11.17	Further Assurances	19

SECTION 12	DEFINITIONS	19

12.1	Certain Defined Terms	19

12.2	Other Definitional Provisions	23

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	-	Initial Purchaser Information
Exhibit B	-	Form of Note
Exhibit C	-	Form of Warrant

v

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated as of December 16, 2011, and entered into by and among First Community Corporation, a South Carolina corporation  (the “Company”), and the purchasers listed on Exhibit A hereto (the “Initial Purchasers”) and any subsequent purchaser (a “Subsequent Purchaser”) who executes a counterpart of this Agreement that is accepted by the Company (each Initial Purchaser and any Subsequent Purchaser is referred to herein as a “Purchaser” and collectively as the “Purchasers”). Capitalized terms that are not otherwise defined shall have the meanings set forth in Section 11 hereof.

R E C I T A L S:

WHEREAS, the Purchasers desire to enter into this Agreement to acquire the subordinated notes and warrants on the terms and conditions set forth herein, and the Company desires to sell and issue subordinated notes and warrants on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company agrees with the Purchasers as follows:

SECTION 1

THE NOTES; CLOSING

1.1           Purchase and Sale. Subject to the terms and conditions of this Agreement:

(A)          The Company shall sell to the Initial Purchasers and the Initial Purchasers shall purchase from the Company, on the Initial Closing Date (as defined below), the Company’s 8.75% Subordinated Notes due in 2019, in substantially the form attached hereto as Exhibit B, appropriately completed in conformity herewith and duly and validly issued, authorized and executed by the Company in the amounts set forth opposite each Initial Purchaser’s name on Exhibit A hereto (the “Initial Notes”). The term “Notes” as used herein shall mean the Initial Notes, any notes issued in one or more Subsequent Closings (as defined below) (the “Subsequent Notes”) and all notes issued in exchange or substitution for such Initial Notes or Subsequent Notes.  The Notes, including the principal and interest, shall be unsecured and subordinate and junior in right of payment to the holders of the Senior Indebtedness to the extent set forth in Section 9 hereof.

(B)           The closing of the purchase and sale of the Initial Notes (the “Initial Closing”) shall take place at the Company’s corporate office in Lexington, South Carolina,  or at such other place and on such date as may be determined by the Company.  The date on which the Initial Closing occurs is referred to herein as the “Initial Closing Date.”  At the Initial Closing and in consideration of the Initial Purchasers’ purchase of the Initial Notes from the Company hereunder, the Company will issue and deliver to the Initial Purchasers warrants representing the right to purchase the number of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) as set forth opposite each Initial Purchaser’s name as stated in Exhibit A(1), pursuant to the terms set forth in the warrant, in substantially the form attached hereto as Exhibit C (the “Initial Warrants”).  The term “Warrants” as used herein shall mean the Initial Warrants, any warrants issued in one or more Subsequent Closings (as

(1)  For each $1,000 principal amount of Notes purchased by a Purchaser, such Purchaser will receive a Warrant representing the right to purchase 43 shares of Common Stock (subject to adjustment upon certain events as set forth in the Warrant) and Exhibit A shall be filled out by the Company accordingly.

defined below) (the “Subsequent Warrants”) and all warrants issued upon the transfer or division of, or in exchange or substitution for, the Initial Warrants or Subsequent Warrants.

(C)           The Company may sell to Subsequent Purchasers and Subsequent Purchasers may purchase from the Company, on one or more Subsequent Closing Dates (as defined below), Subsequent Notes, in an aggregate principal amount that, together with the aggregate principal amount of the Initial Notes and any other Subsequent Notes as of their respective date(s) of issuance, does not exceed $2,500,000, in substantially the Form attached here to as Exhibit B, appropriately completed in conformity herewith and duly and validly issued, authorized and executed by the Company, in each case in the amount determined by the Company up to the amount set forth on a Subsequent Purchaser’s subscription agreement.

(D)          The closing of the purchase and sale of any Subsequent Notes (any such closing, a “Subsequent Closing”) shall take place at the offices of the Company’s corporate office or at such other place and on one or more dates as may be determined by the Company.  The date on which any Subsequent Closing occurs is referred to herein as a “Subsequent Closing Date.”  The term “Closing Date” refers to the Initial Closing Date or to a Subsequent Closing Date, as applicable, as the context requires.  In connection with any Subsequent Closing, in consideration of the Subsequent Purchasers’ purchase of the Subsequent Notes from the Company hereunder, the Company will issue and deliver to the Subsequent Purchasers Subsequent Warrants representing the right to purchase the number of shares of Common Stock as set forth opposite each Subsequent Purchaser’s subscription agreement, pursuant to the terms set forth in the Subsequent Warrant, in substantially the form attached hereto as Exhibit C(2).

1.2           Interest and Related Fees.

(A)          Interest. Except as provided in subsections 1.2(B) and 1.2(C), interest shall accrue on the outstanding and unpaid principal amount of the Notes, and on all other Obligations, outstanding from time to time on a daily basis at the rate of 8.75% per annum.  Interest on the unpaid principal amount of the Notes outstanding from time to time and on all other Obligations shall be calculated daily on the basis of a 365 day year (or a 366 day year in a leap year) for the actual number of days elapsed in the period during which it accrues.

(B)           Payment of Interest and Related Fees. The Company shall pay accrued and unpaid interest quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2012.  If a scheduled interest payment date falls on a day that is not a Business Day, the interest payment will be made on the next Business Day as if it were paid on the scheduled interest payment date, and no interest or other amount will accrue on the interest so payable for the period from and after that interest payment date to the date the interest payment is made, except as set forth in subsection 1.2(C).  In addition, accrued and unpaid interest shall be payable on the maturity of the Notes, whether by acceleration or otherwise, and on the date of any prepayment (with respect to the amount prepaid).

(C)           Deferral of Interest.  The Company may, from time to time at its option by written notice to the Note Holders at least five days prior to any date that interest shall be due and payable under subsection 1.2(B) hereof, and without causing an Event of Default pursuant to Section 7.1 hereof, defer payments of interest on the Notes by extending the interest payment period on the Notes at any time and from time to time during the term of the Notes, for up to 16 consecutive quarters (each such extended interest payment period, an “Extension Period”), during which Extension Period(s) no interest shall be due and payable.  No Extension Period may end on a date other than an interest payment date or extend beyond the Maturity Date.  During any Extension Period, interest will continue to accrue on the Notes at the applicable rate set forth in subsection 1.2(A), and interest on such deferred interest (such deferred interest and interest thereon referred to herein as “Deferred Interest”) will accrue at the applicable rate set forth in subsection 1.2(A), compounded quarterly, from the date such Deferred Interest would have been payable were it not for the Extension Period.  No interest or Deferred Interest shall be due and payable during an Extension Period, except at the end thereof.  At the end of any such Extension Period, or upon an earlier prepayment of the Notes pursuant to subsection 1.4(A), the Company shall pay all accrued and unpaid interest, including the Deferred Interest, on the Notes; provided, however, that no Extension Period may extend beyond the Maturity Date; and provided further, however, that during any such Extension Period, the Company shall be subject to the restrictions set forth in Section 3.1 of this Agreement.  Prior to the termination of any Extension Period, the Company may further extend such period; provided, that such period together with all such previous and further separate or consecutive extensions thereof shall not exceed 16 quarterly periods, or extend beyond the Maturity Date.  Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest, including the Deferred Interest, the Company may commence a new Extension Period, subject to the foregoing requirements.

Notwithstanding this subsection 1.2(C), commencing with the first “accrual period” (as defined for purposes of the IRC) ending after the fourth anniversary of the applicable Closing Date, the Company shall, in respect of the Notes, pay in cash, on or before the end of each such accrual period, both the accrued and unpaid interest and the Deferred Interest (including original issue discount) as set forth in this subsection 1.2(C) with respect to the applicable Notes, if, but only to the extent that, the aggregate amount of the sum of (i) the Deferred Interest and (ii) the original issue discount (other than Deferred Interest), in each case that has accrued and not been paid in cash from the applicable Closing Date through the end of such accrual period on such Notes, exceeds the product of the “issue price” (as defined for purposes of the IRC) for such Notes and the “yield to maturity” (as defined for purposes of the IRC) on such Notes.

(D)          Excess Interest. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law.  If excess interest is charged and paid in error, then the excess amount will be promptly refunded or applied to repayment or prepayment of principal; provided, however, that to the extent all or any portion of such excess amount is applied to repayment or prepayment of principal, interest on the amount so prepaid will not be required to be paid at such time.

(E)           Expenses and Attorneys’ Fees.  The Company agrees to promptly pay or cause to be paid all reasonable fees, costs and expenses (including reasonable attorneys’ fees and expenses) to the extent incurred by the Holders in connection with any action that is necessary or appropriate to enforce any Transaction Documents or to collect any payments actually due from the Company.  All fees, costs, and expenses for which the Company is responsible under this subsection 1.2(E) shall be deemed part of the Obligations when incurred.

1.3           Payments. All payments by the Company of the Obligations shall be without set off, deduction (unless required by applicable law) or counterclaim and shall be made in same day funds and delivered to each Holder, as applicable, either by (i) credit to the Holder’s designated deposit account at the Bank set forth on the subscription agreement for such Holder or such other deposit account at the Bank as such Holder may from time to time designate in writing, (ii) cashiers check of the Bank sent to the address set forth on the subscription agreement for such Holder or such other place as such Holder may from time to time designate in writing, or (iii) wire transfer to the account such Holder may from time to time designate in writing.  The Company shall receive credit on the day of receipt for funds received by such Holder by 1:00 p.m., Eastern Standard Time.  In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day.

1.4                                 Repayments and Prepayments.

(A)                              Voluntary Prepayments of Notes. The Company may prepay the Notes at any time in whole or in part without penalty.  To exercise its option to make any voluntary prepayment hereunder, the Company must give the Holders of the Notes written notice of such prepayment not less than two and not more than 40 days prior to the date fixed for such prepayment, specifying the date of proposed prepayment.  On the date so fixed for payment, the principal amount of the Notes and the accrued interest, including any Deferred Interest, on the Notes shall be and become due and payable in full.  Any prepayment of the Notes under this subsection 1.4(A) will be made subject to receipt by the Company of prior approval from, or consultation with, the Federal Reserve Bank of Richmond if then required under applicable capital guidelines or policies of the Federal Reserve.

(B)                                Scheduled Repayments. The Company shall pay the aggregate principal amount of the Notes outstanding in full on the eighth anniversary of the Initial Closing (the “Maturity Date”).

(C)                                Pro Rata Payment. All payments owed to the Holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such Holders based upon the aggregate unpaid principal amount of the Notes held by each such Holder.

1.5                                 Tax Forms. Each Holder shall provide to the Company a properly completed Form W-9 or W-8 or similar form, and any successor Holder shall provide to the Company a properly completed Form W-9 or Form W-8 (or any successor thereto) or similar form, as appropriate to such Holder’s status.  All such forms shall be completed in such a manner as to eliminate, to the fullest extent permitted by law, the Company’s obligation to make, withhold, or deduct any Taxes with respect to any payments of reimbursements made hereunder.

1.6                                 Investment Pricing.  The parties intend that the Notes which are to be sold to the Purchasers by the Company pursuant to the terms and conditions hereof and the Warrants which are to be issued to the Purchasers by the Company pursuant to the terms of the Warrants collectively shall constitute an “investment unit” (with each $1,000 of principal amount of the Notes, together with a Warrant to initially purchase 43 shares of Common Stock, being referred to herein as an “Investment Unit”) within the meaning of Section 1273(c)(2) of the IRC.

The Purchasers and the Company agree that the issue price of each Investment Unit is $1,000 and the issue price shall be allocated among the Notes sold to the Purchasers and the Warrants issued to the Purchasers based on their relative fair market values.  The fair market value of each Note sold to the Purchasers and the fair market value of each Warrant issued to the Purchasers will be determined in good faith by the Company and the Company will notify each Purchaser in writing (the “Allocation Notice”) of such determinations within 45 days of the applicable Closing.  The allocation of the issue price pursuant to Treas. Reg. § 1.1273-2(h)(1) for each Note sold to the Purchasers and each Warrant issued to the Purchasers shall be as set forth in the Allocation Notice.

The Purchasers and the Company acknowledge that this Section 1.6 is intended to establish the allocation of the issue price of the Investment Unit in accordance with Treas. Reg. § 1.1273-2(h)(1) and section 1273(c)(2) of the IRC, which allocation is binding on the parties pursuant to Treas. Reg. § 1.1273-2(h)(2), but this Section 1.6 does not constitute recognition by any of them that the amount allocated to each component shall be treated as its issue price for any purpose other than United States federal income tax law.

SECTION 2

AFFIRMATIVE COVENANTS

The Company covenants and agrees that so long as the Notes or any Obligations relating thereto remain outstanding, the Company shall perform and comply in all material respects with all covenants in this Section 2; provided, however, that the Company will comply with any such covenant that is already qualified by a materiality qualifier in all respects.

2.1                                 Compliance with Agreement. The Company will timely perform the terms, representations, warranties and covenants of this Agreement and all other Transaction Documents.

2.2                                 Organizational Existence and Conduct of Business. Except as otherwise permitted by Section 3.4, the Company will, and will cause the Bank to, at all times preserve and keep in full force and effect such Person’s (i) organizational existence and all rights and franchises material to such Person’s business, and (ii) material leases, privileges, franchises, qualifications and rights that are necessary in the ordinary conduct of its business.

2.3                                 Subordinated Debt. If the Notes cease to be deemed to be Tier 2 Capital, other than due to the limitation imposed by the Federal Reserve on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the Notes: (a) the Company may notify Holders, and (b) if requested by the Company, the Company and the Holders will work together in good faith to immediately execute and deliver all such agreements (including, without limitation, replacement notes) as reasonably necessary in order to restructure the obligations evidenced by the Notes and this Agreement to qualify for Tier 2 Capital treatment.

2.4                                 Exchange of Notes. The Company shall at any time, upon written request of the Holder of a Note and surrender of the Note for such purpose, at the expense of the Company, issue new Notes in exchange therefor in such denominations of at least $10,000, as shall be specified by the Holder of such Note, in an aggregate principal amount equal to the then unpaid principal amount of the Note or Notes surrendered and substantially in the form of Exhibit B with appropriate insertions and variations, and bearing interest from the date to which interest has been paid on the Note surrendered.

2.5                                 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity reasonably satisfactory to the Company or, if the Company agrees, an indemnity agreement in form and substance reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Note, as the case may be, the Company will issue a new Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.

SECTION 3

NEGATIVE COVENANTS

The Company covenants and agrees that so long as the Notes or any Obligations relating thereto remain outstanding, unless the Majority Holders shall otherwise give their prior written consent, the Company, shall perform and comply with all covenants in this Section 3.

3.1                                 Limitations on Dividend Payments. If (i) there shall have occurred and be continuing a Default or an Event of Default pursuant to Section 7.1, or (ii) the Company shall have given notice of its election to defer payments of interest on the Notes by extending the interest payment period as provided in subsection 1.2(C) and such period, or any extension thereof, shall have commenced and be continuing, then the Company may not (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s Equity Securities, or (B) make any payment of principal, if any, or interest on or repay, repurchase or redeem any Indebtedness of the Company that rank pari passu in all respects with or junior in interest to the Notes, including TRUPS  Obligations (other than repurchases, redemptions or other acquisitions of Equity Securities of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, or a dividend reinvestment or shareholder stock purchase plan).

3.2                                 Consolidation, Merger, Conveyance, Transfer, or Lease.  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(A)                              In the case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (i) shall be a corporation, partnership, national association or trust, (ii) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and (iii) shall expressly assume the due and punctual payment of the principal of and any interest on the Notes and all other Obligations of the Company hereunder; and

(B)                                Immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or any of its Subsidiaries at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SECTION 4

REPORTING

The Company covenants and agrees that so long as the Notes or any Obligations relating thereto remain outstanding, unless the Majority Holders shall otherwise give their prior written consent, the Company shall perform and comply with all covenants in Section 4.1.

4.1                                 Events of Default. Promptly upon any executive officer of the Company obtaining knowledge of any condition or event that constitutes an Event of Default or Default, the Company shall deliver copies of all notices given or received by any First Community Entity with respect to any such event or condition and a certificate of an executive officer of the Company specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking, and proposes to take with respect thereto.

SECTION 5

COMPANY REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Purchasers that as of such Purchaser’s Closing Date the following statements will be true, correct, and complete:

5.1                                 No Conflicts. The consummation of the Related Transactions will not (i) violate or conflict with any Organizational Documents of any First Community Entity, or (ii) violate or conflict with any laws, rules, regulations or orders of any Governmental Authority, except if such violations or conflicts would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No consent, approval, or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the Related Transactions, other than those the absence of which would not reasonably be expected to result in a Material Adverse Effect.

5.2                                 Organization, Powers and Authorization; Binding Obligation.

(A)                              Organization, Powers and Authorization.  The Company is a “bank holding company” under the Bank Holding Company Act of 1956, as amended, and the South Carolina Banking and Branching Efficiency Act, as amended, and is duly registered as such with the Board of Governors of the Federal Reserve System and the South Carolina Board of Financial Institutions (“SCBFI”).  The Bank is a nationally chartered commercial bank organized, existing and in good standing under the laws of the United States of America supervised and regulated by the Office of the Comptroller of the Currency (the “OCC”).

Each First Community Entity has all requisite corporate or organizational power and authority to own and operate its material properties, to carry on its business as now conducted in all material respects, to enter into any Transactions Document to which it is a party, and to incur the Obligations and carry out the Related Transactions, as applicable. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate or organizational action on the part of the Company.

(B)                                Binding Obligation. This Agreement is, and the other Transaction Documents when executed and delivered will be, the legal, valid and binding obligations of  the Company, each enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and equitable principles being applied at the discretion of a court before which any proceeding may be brought, and to limitations on the rights to indemnity and contribution hereunder that exist by virtue of public policy under federal and state securities laws.

5.3                                 Private Offering. No form of general solicitation or general advertising was used by any First Community Entity or any representative thereof in connection with the offer or sale of the Notes.

None of the First Community Entities or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would, and none of the foregoing shall take any actions or steps that would, require registration of the offer and sale of any of the Notes under the Securities Act or any state securities or “blue sky” laws.

SECTION 6

PURCHASER REPRESENTATIONS; TRANSFER RESTRICTIONS

6.1                                 Authorization. Each of the Purchasers has full power and authority to enter into this Agreement and any other Transaction Documents to which it is a party, and each such agreement constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except to the extent enforceability may be limited by the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and equitable principles being applied at the discretion of a court before which any proceeding may be brought, and to limitations on the rights to indemnity and contribution hereunder that exist by virtue of public policy under federal and state securities laws.

6.2                                 Purchase for Own Account. Each of the Purchasers is acquiring the Notes for such Purchaser’s own account and not with a view to the distribution of such securities.

6.3                                 Investment Experience. Each of the Purchasers acknowledges that such Purchaser can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the securities to be sold in accordance with this Agreement.

6.4                                 Accredited Investor. Each of the Purchasers is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (unless otherwise expressly acknowledged in a writing by the Company to the Purchaser).

6.5                                 Investment Process. Each of the Purchasers has independently evaluated its investment decision, followed its own investment procedures, and conducted diligence and received information it needs for an informed decision.  Each Purchaser has access to and has reviewed, to the extent such Purchaser, so desires, the Company’s filings with the Securities and Exchange Commission (the “SEC”), which filings are available at the SEC’s website (https://www.sec.gov).

6.6                                 Restricted Securities. Each of the Purchasers understands that the securities it is purchasing as contemplated hereby are “restricted securities” under the federal securities laws and that such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each of the Purchasers understands that, in the absence of an effective registration statement covering the securities or an available exemption from registration under the Securities Act, the securities must be held indefinitely.  Any transfer of the Notes in a transaction in the absence of an effective registration statement is subject to the Company’s approval, based on the Company’s assessment of whether the transaction complies with applicable state and federal securities laws.

6.7                                 Legends.

(A)             The Purchasers agree to the imprinting of a legend on the Notes purchased pursuant to this Agreement in substantially the following form:

THE ISSUANCE OF THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS, AND THIS SUBORDINATED NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS INSTRUMENT OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

THIS SUBORDINATED NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

(B)               The Purchasers agree to the imprinting of a legend on the Warrants purchased pursuant to this Agreement in substantially the following form:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.  THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT BY AND AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT WILL BE VOID.

(C)               The Purchasers agree to the imprinting of a legend on the shares of Common Stock issued upon exercise of the Warrants in substantially the following form:

THE ISSUANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS, AND THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS CERTIFICATE OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS CERTIFICATE ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

(D)              Certificates evidencing the Notes, Warrants, and shares of Common Stock issued upon exercise of Warrants may be issued without any legend (including the legends described in subsections 6.7(A), (B) and (C), respectively), if the Company determines that such legends are not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) and applicable state laws.

6.8                                 Transfer Restrictions. Any sale, transfer, assignment or other disposition of Notes must be in denominations of at least $10,000 (or, if less, the aggregate outstanding principal amount of the Note(s) held by the Holder seeking to sell, transfer, assign or otherwise dispose of one or more Notes), unless otherwise consented to by the Company in its sole discretion.  Any sale, transfer, assignment or other disposition of Warrants must be for Warrants to purchase, as of the applicable Closing Date, a minimum of 430 shares of Common Stock (subject to adjustments to such initial number of shares that may have occurred upon certain events as set forth in the Warrant), unless otherwise consented to by the Company in its sole discretion.  The Notes and the Warrants may be sold, assigned, transferred or otherwise disposed of, in whole or in part, by the Holder thereof, only in accordance with applicable securities laws and subject to the provisions of this Agreement.  Without limiting the foregoing, without prior written consent of the Company, no Note, Warrant or shares of Common Stock issued upon exercise of a Warrant may be sold, transferred or assigned during the six-month period following the original purchase of such Note, Warrant, or shares issued upon exercise of a Warrant from the Company.

6.9                                 Sufficient Funds. As of the applicable Closing Date, each Purchaser will have sufficient funds to make full payment for the Notes to be purchased by such Purchaser.

SECTION 7

DEFAULT, RIGHTS AND REMEDIES

7.1                                 Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(A)                              Payment.  (i)  Failure to pay any installment or other payment of principal or interest on any of the Notes when due, or (ii) failure to pay any other amount due under this Agreement or any of the other Transaction Documents, in the case of either clause (i) or (ii) within 180 days of receipt by the Company of Notice from a Holder that such payment is past due; provided, however, that the Company’s failure to pay any installment or other payment of principal or interest of any of the Notes when due, or any other amount due under this Agreement or any of the other Transaction Documents, as a result of a specific prohibition on such payment from the Federal Reserve shall not be constitute an Event of Default; or

(B)                                Default in Other Agreements.  (i) Failure of the Company to pay when due or within any applicable grace period any principal or interest on Indebtedness having a principal balance in excess of $15,000,000 or (ii) breach or default of the Company, or the occurrence of any condition or event, with respect to any Indebtedness of the Company, if the effect of such breach, default or occurrence is to cause such Indebtedness having an aggregate principal amount in excess of $15,000,000 to become or be declared due prior to their stated maturity; or

(C)                                Breach of Certain Provisions.  A material failure of the Company to perform or comply with the terms and conditions contained in Section 3.1 or Section 3.2; or

(D)                               Breach of Warranty.  Any representation, warranty, certification or other statement made by the Company in any of the Transaction Documents or in any certificate at any time given by such Person in writing pursuant to or in connection with any of the Transaction Documents is false in any material respect on the date made or, if such representation, warranty, certification or other statement relates to a date other than the date as of which made, then as of such date, which in either case would reasonably be expected to result in a Material Adverse Effect and such breach is not remedied or waived within 30 days after receipt by the Company of notice from the Majority Holders of such breach; or

(E)                                 Other Defaults Under Transaction Documents.  The Company defaults in the performance of or compliance with any material term contained in this Agreement or the other Transaction Documents (other than occurrences described in other provisions of this Section 7.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default would reasonably be expected to result in a Material Adverse Effect and such default is not remedied or waived within 30 days after receipt by the Company of notice from Majority Holders of such default; or

(F)                                 Bankruptcy.

(i)                    A court having jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or for any substantial part of its property, or orders the winding-up or liquidation of its affairs and such decree, appointment or order shall remain unstayed and in effect for a period of 60 days; or

(ii)                 The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(iii)              A court or administrative or governmental agency or body shall enter a decree or order for the appointment of a receiver of the Bank or all or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to the Bank or all or substantially all of its property; provided, that at such time the Bank is a major subsidiary depository institution of the Company as contemplated by Appendix A of 12 CFR part 225; or

(iv)             The Bank shall consent to the appointment of a receiver for it or all or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to it or all or substantially all of its property; provided, that at such time the Bank is a major subsidiary depository institution of the Company as contemplated by Appendix A of 12 CFR part 225; or

(G)                                Dissolution.  Any order, judgment or decree is entered against the Company or the Bank decreeing the dissolution or split up of the Company or the Bank and such order remains undischarged or unstayed for a period in excess of 30 days; or

(H)                               Solvency.  The Company or the Bank ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

(I)                                    Injunction.  The Company or the Bank is enjoined, restrained or in any ay prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business for more than 30 days unless such event or circumstance would not reasonably be expected to have a Material Adverse Effect.

7.2                                 Acceleration and other Remedies.

(A)                              Non-Bankruptcy Defaults.  When any Event of Default other than those set forth in subsection 7.1(F) has occurred and is continuing, the Majority Holders may by written notice to the Company enforce any and all rights and remedies available to the Holders under the Transaction Documents or applicable law (subject to the provisions of the Transaction Documents); provided, however, that the Holders may not accelerate payment of the principal of, or the accrued interest on, the Notes.

(B)                                Bankruptcy Defaults.  When any Event of Default described in subsection 7.1(F) has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the Transaction Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind. In addition, the Holders may exercise any and all remedies available to it under the Transaction Documents or applicable law.

7.3                                 Proceedings for Enforcement.  In the event any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 11.2 hereof, the Majority Holders, subject to the terms of the subordination provisions of the Note, may proceed to protect and enforce their rights pursuant to the dispute resolution mechanisms contained in Section 10 of this Agreement.

SECTION 8

CLOSING DELIVERIES AND CONDITIONS TO

THE COMPANY’S OBLIGATIONS TO CLOSE

8.1                                 Closing Deliveries to the Purchasers.

(A)                              The documents and other items listed below shall be duly authorized, executed and delivered by the Company to the Initial Purchasers or the Subsequent Purchases, as applicable, on, before or promptly following their respective Closing Date:

(1)                                  This Agreement;

(2)                                  In the case of the Initial Closing, the Initial Notes and the Initial Warrants; and

(3)                                  In the case of a Subsequent Closing, the Subsequent Note(s) and the Subsequent Warrant(s).

8.2                                 Conditions to Closing of the Company. The obligations of the Company to sell Initial Notes and issue Initial Warrants on the Initial Closing Date to any Initial Purchaser, and the obligations of the Company to sell any Subsequent Notes and issue Subsequent Warrants on a Subsequent Closing Date to any potential Subsequent Purchaser, are subject to the satisfaction of all conditions precedent set forth in this Section 8.2 as of the applicable Closing Date.

(A)                              The documents and other items listed below shall be duly authorized, executed and delivered to the Company by such Purchaser on or before the Closing Date and shall be in full force and effect as of the Closing Date.

(i)                                     This Agreement, the Purchaser’s subscription agreement and a counterpart signature to the Warrant;

(ii)                                  If required by the Company, signature and incumbency certificates of the officers or other authorized signatories of the Purchasers that are not natural persons executing the Transaction Documents; and

(iii)                               In the case of a Subsequent Closing, a counterpart signature to this Agreement.

(B)                                With respect to the Initial Closing, the Initial Purchaser shall have delivered the purchase price for the Initial Notes as specified in Exhibit A hereto.  With respect to a Subsequent Closing, the applicable Subsequent Purchaser(s) shall have delivered the purchase price for the Subsequent Note(s).

(C)                                The Company shall have determined, in its sole discretion, to accept the subscription agreement of, and to sell the Notes and issue the Warrants to, the applicable Purchaser (and shall not have revoked such determination and acceptance).

(D)                               The Board shall have authorized the Company to enter into this Agreement.

SECTION 9

SUBORDINATION

The indebtedness of the Company evidenced by this Agreement and the Notes, including the principal and interest, shall be subordinated and junior in right of payment to the holders of the Senior Indebtedness.  In the event that any default occurs in the payment of principal, interest, or premium, if any, on any Senior Indebtedness and, as a result thereof, (i) a judicial proceeding shall have been instituted with respect to such defaulted payment or (ii) the Holders of the Senior Indebtedness can accelerate the Senior Indebtedness and such default is continuing, then no payment shall be made by the Company to the Holders on account of the principal or interest, if any, on the Notes.  In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or any liquidation or winding up of, or relating to, the Company, whether voluntary or involuntary, all Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the Notes.  In the event of any such proceedings, after payment in full of all sums owing on the Senior Indebtedness, the Holders of the Notes shall be entitled to be paid from the remaining assets of the Company the unpaid principal and interest, if any, on the Notes before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Notes.  Subject to the payment in full of the Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payment or distributions of cash, property or other securities of the Company applicable to the Senior Indebtedness until all amounts on the Notes have been paid in full.  The indebtedness of the Company evidenced by this Agreement and the Notes, including the principal and interest, shall be senior in right of payment to any TRUPS Obligations, unless otherwise expressly provided in the instrument creating or evidencing such TRUPS Obligation.

The provisions of this paragraph are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing herein shall impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Notes.

SECTION 10

DISPUTE RESOLUTION

10.1                           Dispute Resolution.  Any claim of, or dispute or controversy involving, the Company, a Purchaser, a Holder (including any former Holder) or another party to or beneficiary of the Transaction Documents (each a “Party” and, collectively the “Parties”) arising out of, connected with or relating to this Agreement or the Transaction Documents, the subject matter of this Agreement or the Transaction Documents, their formation or execution, or any right or obligation created by this Agreement or the Transaction Documents, irrespective of the legal theory or claims underlying such claim, dispute or controversy (including tort or statutory claims) (any “Dispute”), shall be resolved in accordance with this Section 10.

10.2                           Dispute Notice.  The Party asserting the Dispute will give prompt notice to the other Party describing the Dispute in reasonable detail (“Dispute Notice”).

10.3                           Informal Proceedings.  Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally.  Towards that end, promptly after receipt of the Dispute Notice, the Parties, personally or through party representatives, will negotiate in good faith to resolve the Dispute.  The specific format for the discussions shall be left to the discretion of the designated representatives.

10.4                           Formal Proceedings.  Formal proceedings for the resolution of a dispute pursuant to this Section 10 may not be commenced until the earlier of:

(A)                              the Parties or designated Party representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(B)                                30 business days from the date of the Dispute Notice.  (This period shall be deemed to run notwithstanding any claim that the process described in this Section 10 was not followed or completed.)

10.5                           Mandatory Arbitration.

(A)                              Upon demand of any Party (whether made before or after institution of any judicial proceeding), any dispute shall be referred to arbitration, and the final decision rendered shall be binding upon the Parties to this Agreement.  Disputes include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to binding arbitration, claims brought as class actions, claims relating to any Transaction Document executed in the future or claims arising out of or connected with the transaction reflected by any Note.

(B)                                To the extent not specified or modified hereafter, arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) promulgated by the American Arbitration Association (“AAA”), the Securities Arbitration Supplementary Procedures promulgated by the AAA, and Chapter 48 of Title 15 of the Code of Laws of South Carolina, as amended

(the South Carolina Uniform Arbitration Act).  All arbitration hearings shall be conducted in Lexington County, South Carolina.  The Expedited Procedures set forth in the Arbitration Rules shall be applicable to claims of less than $100,000.  All applicable statutes of limitation shall apply to a dispute.  A judgment upon the award may be entered in any court having jurisdiction over the Party.

(C)                                Where the claim amounts to or exceeds $100,000, the arbitration shall be conducted before three arbitrators, who shall be licensed attorneys in the State of South Carolina.  All plaintiffs/claimants in the action shall be permitted the selection of one arbitrator and all defendants/respondents shall be permitted the selection of the second arbitrator.  (For purposes of selection of the arbitrators, third-party, counter or cross claimants shall not be recognized.)  The two selected arbitrators shall then select the third arbitrator.

(D)                               Where the claim is less than $100,000, the arbitration shall be conducted before a single arbitrator, who shall be a licensed attorney in the State of South Carolina.  This arbitrator shall be selected by mutual agreement of the Parties.

10.6                           Litigation.

(A)                              In the event that the provisions hereof requiring binding arbitration shall for any reason be deemed unenforceable (or if no Party demands that a Dispute be submitted to binding arbitration), the Parties agree as follows:

(1)          Consent to Jurisdiction.  Each Party consents to the jurisdiction of the state courts of Lexington County, South Carolina, and the Federal Courts of the District of South Carolina, Richland Division.  Each Party expressly and irrevocably consents to the jurisdiction of the aforesaid courts and waives any defenses of lack of personal jurisdiction, improper venue, or forum non conveniens.

(2)          Exclusive Selection of Forum.  Any Dispute shall be brought exclusively in the Court of Common Pleas for Lexington County, South Carolina, or in the Federal Courts of the District of South Carolina, Richland Division.

(3)          Waiver of Right to Jury Trial.  Each Party waives their respective right to a trial by jury with respect to any Dispute.  Each Party acknowledges and understands that this wavier is a material inducement to enter into a business relationship, that each has relied on this waiver in entering into this Agreement and the other Transaction Documents, and that each will continue to rely on the waiver in their related future dealings.  Each Party represents and warrants that each has had the opportunity of reviewing this jury waiver with legal counsel, and that each knowingly and voluntarily waives its jury trial rights.

10.7                           Expiration.  The foregoing obligations set forth in this Section 10 shall indefinitely survive the expiration or earlier termination of this Agreement.

SECTION 11

MISCELLANEOUS

11.1                           Indemnities. In addition to and without limiting the terms of any other provision of this Agreement, the Company agrees to indemnify, pay and hold each Holder and their respective officers, directors, employees, partners, agents and attorneys (the “Indemnitees”) harmless to the fullest extent permissible under applicable law, from and against, permitted by law, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Indemnitees or any of them by an unrelated third party arising out of claims asserted against the Indemnitees or any of them as a result of such Indemnitees being parties to this Agreement or the transactions consummated pursuant to this Agreement; provided, however, that the Company shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction or in binding arbitration.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law; provided, further, that this indemnity provision shall not apply to any third party claim against Indemnitees from any of the Indemnitees’ Affiliates, investors, limited partners, managers, retired managers, directors, former directors, partners, retired partners, members, retired members, shareholders or any of their family members. This Section 11.1 and all other indemnification provisions contained within the Transaction Documents shall survive the termination of this Agreement.

11.2                           Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes, or any of the other Transaction Documents, or consent to any departure by any First Community Entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Holders and the First Community Entity; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all of the Holders, do any of the following: (A) reduce the principal of or the rate of interest on any Note or the fees hereunder; (B) extend any date fixed for any payment of principal or interest; (C) change the definition of the term Majority Holders or the percentage of Holders which shall be required for the Holders to take any action hereunder; (D) amend or waive this Section 11.2 or the definitions of the terms used in this Section 11.2 insofar as the definitions affect the substance of this Section 11.2; or (E) consent to the assignment, delegation or other transfer by any First Community Entity of any of its rights and obligations under any Transaction Documents.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Company shall entitle any First Community Entity to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each Holder of the Notes and each future Holder of the Notes.

11.3                           Notices. Any notice or other communication required hereunder shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (A) if delivered in person, when delivered; (B) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern Standard Time or, if not, on the next succeeding Business Day (in either case to the extent electronic confirmation of receipt is received); (C) if delivered by overnight courier, one Business Day after delivery to the courier properly addressed; or (D) if delivered by U.S. mail, two Business Days after delivery to the U.S. Postal Service properly addressed and postage prepaid.

Notices shall be addressed as follows:

If to the Company:

First Community Corporation

5455 Sunset Boulevard

Lexington, South Carolina 29072

Attention: Chief Financial Officer

Telecopy: (803) 951-0508

With a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough, LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

Attention: John M. Jennings, Esq.

Telecopy: (864) 250-2207

If to any Holder:

To the address set forth in such Holder’s subscription agreement with respect to the Notes or to such other address as shall be designated in a written notice to the Company.

11.4                           Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Holder to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Transaction Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

11.5                           Marshaling; Payments Set Aside. No Holder shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  To the extent that the Company makes payment(s) or any Holder exercises its right of set-off, and such payment(s) or the proceeds of such set-off are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

11.6                           Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision under the Transaction Documents shall not affect or impair the remaining provisions in the Transaction Documents.  If any provision herein is declared invalid, this Agreement shall be deemed to be amended to replace, to the extent legally possible, the rights and obligations contained in the invalid provision.  The invalidity of any provision is not a failure of consideration hereunder.

11.7                           Holders’ Obligations Several; Independent Nature of Holders’ Rights. The obligation of each Holder hereunder is several and not joint, and no Holder shall be responsible for the obligation or commitment of any other Holder hereunder.  Nothing contained in any Transaction Documents and no action taken by any Holder pursuant hereto or thereto shall be deemed to constitute Holders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Holder shall be separate and independent debts.

11.8                           Headings.  Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

11.9                           Applicable Law.  This Agreement and the other Transaction Documents shall be governed by and shall be interpreted, construed and enforced in accordance with the laws of the State of South Carolina, without regard to conflicts of law principles.  This Agreement, the Transaction Documents and all transactions contemplated herein shall be subject to the provisions of the Securities

Act, to the extent required by law.  To the extent the preceding choice of law provision is in conflict with the requirements of the Securities Act, the Securities act shall govern the construction, interpretation and enforcement of the Agreement and the other Transaction Documents.

11.10                     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Holder); provided, that no First Community Entity may assign any of its rights or obligations hereunder without the written consent of all of the Holders except pursuant to Section 3.2.

11.11                     Construction. The Purchasers and the Company acknowledge that each of them has had the opportunity to consult legal counsel of its own choice and has been afforded an opportunity to review the Transaction Documents with its legal counsel and that the Transaction Documents shall be construed as if jointly drafted by the Purchasers and the Company.

11.12                     Confidentiality. The Purchasers agree to use their best efforts to keep confidential any confidential information delivered pursuant to the Transaction Documents and not to use or disclose such information to Persons other than those employed by or engaged by the Purchasers and those employed by or engaged by the Purchasers’ assignees or participants, or potential assignees or participants, in each case, who have agreed to keep such information confidential. This Section 11.12 shall not apply to disclosures required to be made by the Purchasers to any regulatory or Governmental Authority or pursuant to legal process; provided, that unless prohibited by law or process, the Purchasers shall use commercially reasonable efforts to notify the Company of its confidential information is to be disclosed and to cooperate in the efforts of the Company to limit or prohibit disclosure.  The obligations of the Purchasers under this Section 11.12 shall be in addition to and shall not supersede and replace the obligations of the Purchasers under any other obligation in respect of this financing that existed prior to the date hereof.

11.13                     Survival of Warranties and Certain Agreements. Unless otherwise provided by their terms, the representations and warranties made herein shall survive the execution and delivery of this Agreement for an indefinite  period, and the representations and warranties made herein shall be used for determining the occurrence or existence of an Event of Default for as long as any of the Notes are outstanding. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements set forth in Section 10  and those contained in Sections 1.5 and 11.1 shall survive the repayment of the Obligations and the termination of this Agreement. The covenants and agreements of the Company shall exist and remain in effect to the extent and as provided in the preamble paragraphs of each of Section 2, Section 3, and Section 4 of this Agreement.

11.14                     Entire Agreement. This Agreement, the Notes, the subscription agreements and confidentiality agreements between the Company and the respective Purchasers, and the other Transaction Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

11.15                     Counterparts; Effectiveness. This Agreement, any counterpart and any amendments, waivers, consents or supplements may be executed, including by facsimile in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by the Company and each of the Initial Purchasers and Subsequent Purchasers, if applicable.

11.16                     Maintenance of Register. The Company or its duly appointed agent shall maintain a register for the Notes in which it shall register the issuance and transfer of the Notes. All transfers of the Notes shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such Note as the actual owner of the Note so registered until the Company or its agent is required to record a transfer of such Note on its register.  The Company or its agent shall be required to record any such transfer when it receives the Note to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

11.17                     Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party to this Agreement shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform its obligations under this Agreement and the transactions contemplated hereby.

SECTION 12

DEFINITIONS

12.1                           Certain Defined Terms. The terms defined below are used in this Agreement as so defined.  Terms defined elsewhere in this Agreement are used in this Agreement as so defined.

“Affiliate” means any Person (a) directly or indirectly controlling, controlled by or under common control with, the Company; (b) directly or indirectly owning or holding 10% or more of any Equity Securities or the Company; or (c) 10% or more of whose voting stock or other Equity Securities are directly or indirectly owned or held by the Company.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.  Notwithstanding the foregoing, neither any Holder nor any of their respective Affiliates shall be considered an Affiliate of the Company or any of their Subsidiaries.

“Agreement” means this Agreement (including all schedules, annexes and exhibits hereto), as the same may from time to time be amended, supplemented or otherwise modified.

“Bank” means First Community Bank, N.A.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

“Board” means the board of directors of the Company.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of South Carolina, or is a day on which banking institutions located in the State of South Carolina are closed.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

“Equity Securities” means all shares of capital stock (whether denominated as common stock, preferred stock, common units, preferred units or otherwise), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Exchange Act” means the Securities Exchange Act of 1934, and the regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” shall have the meaning ascribed to such term in subsection 1.4(A) hereto and shall include any other Governmental Authority that serves as the primary federal regulator of Company from time to time while the Notes are outstanding.

“First Community Entities” means, collectively, the Company and the Bank, and “First Community Entity” means any one of the foregoing “First Community Entities.”

“GAAP” means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled “The Meaning of ‘Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports’” issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” means any holder of a Note.

“Indebtedness” as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) any obligation under any lease treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes; (d) all obligations evidenced by bonds, debentures, notes or similar instrument or upon which interest charges are customarily paid; (e) any obligation owed for all or any part of the deferred purchase price of property or services other than current accounts payable and accrued expenses arising in the ordinary course of business and not more than 90 days overdue; (f) “earnouts” and similar payment obligations; and (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person, or is nonrecourse to the credit of that Person, provided, that in the case of indebtedness pursuant to this clause (g) which is non-recourse, the amount of such indebtedness shall be limited to the value of property and assets securing such indebtedness.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

“Lien” means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

“Majority Holders” means Holders holding more than 50% of the aggregate then outstanding principal balance of the Notes.

“Material Adverse Effect” means any effect, circumstance, occurrence or change that, individually or in the aggregate, (i) is material and adverse to the business, assets, liabilities, results of operations, financial condition, cash flows or prospects of the First Community Entities, taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under any Transaction Document to which it is a party or of any Holder to enforce any Transaction Document or collect any of the Obligations; provided, however, that Material Adverse Effect shall not be deemed to include (a) any effects, circumstances, occurrences or changes, after the date hereof, generally affecting the commercial banking industry, the economy, or the financial, real estate, securities or credit markets in the United States or elsewhere in the world, including effects on such industry, economy or markets resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (b) changes or proposed changes, after the date hereof, in GAAP, (c) changes or proposed changes, after the date hereof, in laws governing financial institutions and laws of general applicability or related policies or interpretations of any Governmental Authority, (d) changes in the market price or trading volume of the Common Stock (it being understood and agreed that the exception set forth in this clause (d) does not apply to the underlying reason or cause giving rise to or contributing to any such change), (e) entry by a First Community Entity into an enforcement action, whether formal or informal, with the Federal Reserve, the OCC, the FDIC, the SCBFI or any other regulatory agency of a First Community Entity; provided, that any material noncompliance with an enforcement action by a First Community Entity shall constitute a Material Adverse Effect, or (f) the establishment of or change to a valuation allowance with respect to deferred tax assets.

“Obligations” means all obligations, liabilities, and Indebtedness of every nature of the Company from time to time owed to any Holder under the Transaction Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Company.

“Organizational Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Equity Securities of a Person.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

“Related Transactions” means the execution and delivery of the Transactions Documents, the purchase and sale of the Notes on the applicable Closing Date, the issuance of the Warrants on the applicable Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

“Securities Act” means the Securities Act of 1933, and the regulations promulgated thereunder.

“Senior Indebtedness” means, with respect to the Company, (i) the principal and interest in respect of (A) indebtedness for borrowed money and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (ii) all capitalized lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Agreement or thereafter incurred, unless, with the prior approval of the Federal Reserve if not otherwise generally approved, it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are subordinated or are pari passu in right of payment to the Notes; provided, that unless otherwise expressly provided in the instrument creating or evidencing qualifying junior subordinated debt underlying trust preferred securities (“TRUPS Obligations”), TRUPS Obligations shall not be deemed to be Senior Indebtedness.

“Subsidiaries” shall have the meaning provided in Rule 405 of the Securities Act, as amended, and includes all direct and indirect subsidiaries of a Person.

“Tax” or “Taxes” means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, membership or partnership interest, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

“Tier 2 Capital” has the definition provided in, and shall be determined in accordance with, the rules and regulations of the Federal Reserve.

“Transaction Documents” means this Agreement, the Notes, the Warrants and all other instruments, documents and agreements executed by or on behalf of the Company and delivered concurrently herewith or at any time hereafter to or for the benefit of any Holder in connection with the transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

“TRUPS Obligations” has the meaning ascribed to such term in the definition of Senior Indebtedness in this Section 12.1.

12.2                           Other Definitional Provisions. References to “Sections,” “subsections,” “Exhibits,” “Schedules” and “sub schedules” shall be to Sections, subsections, Exhibits, Schedules, and sub schedules, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 11.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  References to an agreement shall include all amendments, restatements, modifications and supplements to such agreement, subject to such consents or approvals of Holders as may be required by the terms of this Agreement.  In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” shall not be deemed to be exclusive; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Transaction Documents; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

[Remainder of page blank; signature pages follow]

Witness the due execution hereof by the undersigned as of the date and year first written above.

FIRST COMMUNITY CORPORATION

By:
Name:
Title:

[Purchaser signatures are on the pages that follow]

The foregoing First Community Corporation Subordinated Note and Warrant Purchase Agreement is hereby accepted.

PURCHASER SIGNATURE

By:
Name:
Date:

[Continuation of First Community Corporation Subordinated Note and Warrant Purchase Agreement Signature Page]

EXHIBIT A(1)

Name of Purchaser	Principal Amount of Initial Notes	Shares of Common Stock Underlying Initial Warrants(2)

(1) This exhibit will be completed by the Company based on the subscription agreements that are accepted.

(2) Subject to adjustments upon certain events as set forth in the Warrants.

EXHIBIT B

[FORM OF NOTE]

THIS SUBORDINATED NOTE AND THE SUBORDINATED NOTE PURCHASE AGREEMENT REFERENCED AND INCORPORATED HEREIN ARE SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT: SC CODE ANN.  §15-48-10 ET SEQ. AND THE FEDERAL ARBITRATION ACT: 9 U.S.C. 1  ET SEQ.

THE ISSUANCE OF THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS, AND THIS SUBORDINATED NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS INSTRUMENT OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

THIS SUBORDINATED NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

8.75% SUBORDINATED NOTE DUE 2019

$	December 16, 2011

FOR VALUE RECEIVED, the undersigned, First Community Corporation, a South Carolina corporation (the “Company”), hereby promises to pay to the order of [Name], an individual with an address of                           , [or] [Name of Entity], [Type of Entity] (the “Purchaser”), at 5455 Sunset Boulevard, Lexington, South Carolina 29072 (or at such other place as the holder may from time to time designate) the principal sum of $                           on December 16, 2019 (the “Maturity Date”) (or such date as the Company may prepay the principal sum pursuant to Section 1.4 of the Note and Warrant Purchase Agreement (as defined below) or any earlier date of acceleration of the Maturity Date), and to pay interest accrued on the outstanding principal amount of this 8.75% Subordinated Note Due 2019 (the “Note”) from December 16, 2011, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth in Section 1.2(C) of the Note and Warrant Purchase Agreement (as defined below)) on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2012 (each, an “Interest Payment Date”), at a rate per annum of 8.75% until the principal hereof shall have been paid.

This Note is one of the Notes referred to in the Subordinated Note and Warrant Purchase Agreement (as may be amended, modified or restated from time to time), dated as of December 16, 2011, by and among the Company and the purchasers of the Company’s 8.75% Subordinated Notes Due 2019 (the “Note and Warrant Purchase Agreement”). Capitalized terms used in this Note are defined in the Note and Warrant

Purchase Agreement, unless otherwise expressly stated herein. This Note is entitled to the benefits of the Note and Warrant Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. This Note may be prepaid, in whole or in part, in accordance with the terms and conditions set forth in the Note and Warrant Purchase Agreement.

The outstanding principal balance of this Note shall be due and payable as provided in Section 1.4 of the Note and Warrant Purchase Agreement.  Interest on the principal amount of this Note from time to time outstanding, and other amounts owing, shall be due and payable as provided in Section 1.2 of the Note and Warrant Purchase Agreement (calculated daily on the basis of a 365 day year (or a 366 day year in a leap year)).  In no event, however, shall interest exceed the maximum rate permitted by law.

If an Event of Default involving bankruptcy provided for under subsection 7.1(F) of the Note and Warrant Purchase Agreement occurs, then the principal of, interest accrued on, and other Obligations payable under the Notes and the Transaction Documents will immediately become due and payable.  Notwithstanding anything to the contrary herein or in the Note and Warrant Purchase Agreement, other than subsection 7.1(F) of the Note and Warrant Purchase Agreement, there is no right of acceleration for any Default, including a default in the payment of principal or interest or the performance of any other covenant or obligation by the Company, or Event of Default under this Note or the Note and Warrant Purchase Agreement.

This Note is not secured by any assets or commitments of the Company. This Note is a debt of the Company only and is not an obligation of First Community Bank, N.A. or any of its affiliates.

The Indebtedness of the Company evidenced by this Note, including the principal and interest, is, to the extent and in the manner set forth in the Note and Warrant Purchase Agreement, unsecured, subordinated and junior in right of payment to its obligations to holders of Senior Indebtedness, as defined in the Note and Warrant Purchase Agreement, and each holder of the Notes, by the acceptance hereof, agrees to and shall be bound by such provisions of the Note and Warrant Purchase Agreement.

THIS NOTE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

BINDING ARBITRATION.  UPON DEMAND OF ANY PARTY (AS DEFINED IN THE NOTE AND WARRANT PURCHASE AGREEMENT) (THE TERM PARTY INCLUDES, WITHOUT LIMITATION, ANY SUBSEQUENT HOLDER OF THIS NOTE), WHETHER SUCH DEMAND IS MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS NOTE AND/OR ANY OTHER TRANSACTION DOCUMENT, THEIR SUBJECT MATTER OR FORMATION OR EXECUTION, OR ANY RIGHT OR OBLIGATION CREATED THEREBY, IRRESPECTIVE OF THE LEGAL THEORY OR CLAIMS UNDERLYING SUCH DISPUTE, CLAIM OR CONTROVERSY (INCLUDING TORT OR STATUTORY CLAIMS) (ANY “DISPUTE”) BETWEEN OR AMONG ANY PARTIES SHALL BE RESOLVED BY BINDING ARBITRATION AS PROVIDED IN SECTION 10 OF THE REFERENCED NOTE AND WARRANT PURCHASE AGREEMENT INCORPORATED HEREIN.  INSTITUTION OF A JUDICIAL PROCEEDING BY A PARTY DOES NOT WAIVE THE RIGHT OF THAT PARTY TO DEMAND ARBITRATION HEREUNDER. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, CLAIMS RELATING TO ANY TRANSACTION

DOCUMENT EXECUTED IN THE FUTURE OR CLAIMS ARISING OUT OF OR CONNECTED WITH THE TRANSACTION REFLECTED BY THIS NOTE.

EXCLUSIVE VENUE SELECTION.  IN THE EVENT THE PRIOR BINDING ARBITRATION IS FOUND TO BE UNENFORCEABLE (OR IF NO PARTY DEMANDS ARBITRATION), ANY DISPUTE ARISING BETWEEN OR AMONG ANY PARTIES SHALL BE BROUGHT EXCLUSIVELY IN THE COURT OF COMMON PLEAS FOR LEXINGTON COUNTY, SOUTH CAROLINA, OR IN THE FEDERAL COURTS OF THE DISTRICT OF SOUTH CAROLINA, RICHLAND DIVISION.

CONSENT TO JURISDICTION.  EACH PARTY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LEXINGTON COUNTY, SOUTH CAROLINA, AND THE FEDERAL COURTS OF THE DISTRICT OF SOUTH CAROLINA, RICHLAND DIVISION.  EACH PARTY EXPRESSLY AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSES OF LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

EACH PARTY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY DISPUTE.  EACH PARTY ACKNOWLEDGES THAT THIS WAVIER IS A MATERIAL INDUCEMENT FOR COMPANY AND PURCHASER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  PURCHASER, ANY SUBSEQUENT HOLDERS, AND THE COMPANY REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration, or notice of any other kind except as expressly provided in the Note and Warrant Purchase Agreement.

This Note is executed as of the date first written above.

FIRST COMMUNITY CORPORATION,
a South Carolina corporation

By:

Name:

Title:

REVERSE OF SECURITY

No reference herein to the Note and Warrant Purchase Agreement and no provision of this Note or of the Note and Warrant Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to make all payments due on this Note at the time and place and at the rate and in the money herein prescribed, subject to the potential deferral of interest payments as set forth in Section 1.2 of the Note and Warrant Purchase Agreement.

Subject to the terms and conditions of the Note and Warrant Purchase Agreement, including the transfer restrictions set forth in Section 6 of the Note and Warrant Purchase Agreement, this Note is transferable by the holder hereof on the register maintained by the Company, or its agent, upon surrender of this Note for registration of transfer at the office of the Company duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer.

Until any transfer of this Note is made in the note registry, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes; provided, however, that if and when this Note is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

EXHIBIT C

[FORM OF WARRANT]

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT: SC CODE ANN.  §15-48-10 ET SEQ. AND THE FEDERAL ARBITRATION ACT: 9 U.S.C. 1 ET SEQ.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.  THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT BY AND AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT WILL BE VOID.

WARRANT

to purchase

[                                ](1)

Shares of Common Stock of

First Community Corporation

Issue Date: December 16, 2011

1.                                       Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“AAA” has the meaning set forth in Section 15.

“Arbitration Rules” has the meaning set forth in Section 15.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

(1)  The Company will fill in this number, which will be equal to 43 shares of Common Stock for each $1,000 of principal amount of the Notes purchased by the subscriber.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock of the Company.

“Company” means First Community Corporation, a South Carolina corporation.

“Dispute” has the meaning set forth in Section 15.

“Dispute Notice” has the meaning set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $5.90.

“Expiration Time” has the meaning set forth in Section 3.

“Issue Date” means December 16, 2011.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose.  “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Notes” means the Company’s 8.75% Subordinated Notes due in 2019, $1,000 principal amount,

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issued pursuant to the Subordinated Note and Warrant Purchase Agreement.

“Party” has the meaning set forth in Section 15.

“Parties” has the meaning set forth in Section 15.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, the Securities Act, and applicable state securities laws.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Subordinated Note and Warrant Purchase Agreement” means the Subordinated Note and Warrant Purchase Agreement by and among the Company and the investors referred to therein, a copy of which is on file with the Company.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant.

2.                                       Number of Shares; Exercise Price. This certifies that, for value received, the undersigned warrantholder whose name appears on the signature page hereto or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up

3

to an aggregate number of                               (2) fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.                                       Exercise of Warrant; Term. Subject to the restrictions on exercise contained in this Warrant, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the eighth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at 5455 Sunset Boulevard, Lexington, South Carolina 29072 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i)                                     (Conversion) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii)                                  (Cash Payment) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the conditions that (x) the Warrantholder will have first received any applicable Regulatory Approvals and (y) the exercise is subject to a valid exemption from registration under federal and applicable state securities laws.

4.                                       Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate, subject to transfer restrictions set forth in Section 6.8 of the Subordinated Note and Warrant Purchase Agreement, and will be delivered to such named Person or Persons within a reasonable time after the rights represented by this Warrant shall have been so exercised.  The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have

(2)  The Company will fill in this number, which will be equal to 43 shares of Common Stock for each $1,000 of principal amount of the Notes purchased by the subscriber.

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been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time.  If the Common Stock is listed on a national securities exchange at the time of exercise of this Warrant, then the Company will use good faith efforts to cause the Shares issuable upon exercise of this Warrant to be listed on such national securities exchange.

5.                                       Legends.  The Warrantholder agrees to the imprinting of a legend on the Shares issued upon the exercise of this Warrant pursuant to this Agreement in substantially the following form:

THE ISSUANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS, AND THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS CERTIFICATE OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS CERTIFICATE ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

Certificates evidencing the Shares issued upon the exercise of this Warrant may be issued without such a legend if the Company determines that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) and applicable state laws.

6.                                       Fractional Shares or Scrip. The Company may issue fractional Shares or scrip representing fractional Shares upon any exercise of this Warrant.  In lieu of any fractional Share or scrip to which the Warrantholder would otherwise be entitled, the Company may pay to the Warrantholder a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

7.                                       No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.

8.                                       Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates.

9.                                       Transfer/Assignment.

(A)                              Subject to compliance with clause (B) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company

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described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)                                The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 6.8 of the Subordinated Note and Warrant Purchase Agreement.  If and for so long as required by the Subordinated Note and Warrant Purchase Agreement, this Warrant shall contain the legends as set forth in Section 6.7 of the Subordinated Note and Warrant Purchase Agreement.

(C)                                Until any transfer of this Warrant is made in the warrant registry, the Company may treat the Warrantholder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.                                 Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.                                 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.                                 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13.                                 Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)                              Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date

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for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)                                Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  Unless otherwise determined by the Board of Directors in connection with a Business Combination, in determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(C)                                Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(D)                               Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(E)                                 Other Events.  The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted solely as a result of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

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(F)                                 Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment.

(G)                                Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(F), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(H)                               Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14.                                 Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of South Carolina without giving effect to conflicts of laws principles.

15.                                 Dispute Resolution.

(A)                              General.  Any claim of, or dispute or controversy involving, the Company or the Warrantholder (each a “Party” and, collectively the “Parties”) arising out of, connected with, or relating to this Warrant, the subject matter of this Warrant, its formation or execution, or any right or obligation created by this Warrant, irrespective of the legal theory or claims underlying such claim, dispute, or controversy (including tort or statutory claims) (“Dispute”), shall be resolved in accordance with this Section 15.

(B)                                Dispute Notice.  The Party asserting the Dispute will give prompt notice to the other Party describing the Dispute in reasonable detail (“Dispute Notice”).

(C)                                Informal Proceedings.  Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally.  Towards that end, promptly after receipt of the Dispute Notice, the Parties, personally or through party representatives, will negotiate in good faith to resolve the Dispute.  The specific format for the discussions shall be left to the discretion of the designated representatives.

(D)                               Formal Proceedings.  Formal proceedings for the resolution of a dispute pursuant to this Section 16 may not be commenced until the earlier of:

(i)                                     the Parties or designated Party representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

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(ii)                                  30 business days from the date of the Dispute Notice.  (This period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed).

(E)                                 Mandatory Arbitration.

(i)                                     Upon demand of any Party (whether made before or after institution of any judicial proceeding), any dispute shall be referred to arbitration, and the final decision rendered shall be binding upon the Parties to this Agreement.  Disputes include, without limitation, tort claims, counterclaims, securities law claims, contract claims, disputes as to whether a matter is subject to binding arbitration, claims brought as class actions, or claims arising out of or connected with the transaction reflected by any Warrant.

(ii)                                  To the extent not specified or modified hereafter, arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) promulgated by the American Arbitration Association (“AAA”), the Securities Arbitration Supplementary Procedures promulgated by the AAA, and Chapter 48 of Title 15 of the Code of Laws of South Carolina, as amended (the South Carolina Uniform Arbitration Act).  All arbitration hearings shall be conducted in Lexington County, South Carolina.  The Expedited Procedures set forth in the Arbitration Rules shall be applicable to claims of less than $100,000.  All applicable statutes of limitation shall apply to a dispute.  A judgment upon the award may be entered in any court having jurisdiction over the Party.

(iii)                               Where the claim amounts to or exceeds $100,000, the arbitration shall be conducted before three arbitrators, who shall be licensed attorneys in the State of South Carolina.  All plaintiffs/claimants in the action shall be permitted the selection of one arbitrator and all defendants/respondents shall be permitted the selection of the second arbitrator.  (For purposes of selection of the arbitrators, third-party, counter, or cross claimants shall not be recognized).  The two selected arbitrators shall then select the third arbitrator.

(iv)                              Where the claim is less than $100,000, the arbitration shall be conducted before a single arbitrator, who shall be a licensed attorney in the State of South Carolina.  This arbitrator shall be selected by mutual agreement of the Parties.

(F)                                 Litigation.  In the event that the provisions hereof requiring binding arbitration shall for any reason be deemed unenforceable (or if no Party demands that a Dispute be submitted to binding arbitration), the Parties agree as follows:

(i)                                     Consent to Jurisdiction.  Each Party consents to the jurisdiction of the state courts of Lexington County, South Carolina, and the Federal Courts of the District of South Carolina, Richland Division.  Each Party expressly and irrevocably consents to the jurisdiction of the aforesaid courts and waives any defenses of lack of personal jurisdiction, improper venue, or forum non conveniens.

(ii)                                  Exclusive Selection of Forum.  Any Dispute shall be brought exclusively in the Court of Common Pleas for Lexington County, South Carolina, or in the Federal Courts of the District of South Carolina, Richland Division.

(iii)                               Waiver of Right to Jury Trial.  Each Party waives their respective right to a trial by jury with respect to any Dispute.  Each Party acknowledges and understands that this waiver is a material inducement to enter into a business relationship, that each has relied on this waiver in

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entering into this Warrant, and that each will continue to rely on the waiver in their related future dealings.  Each Party represents and warrants that each has had the opportunity of reviewing this jury waiver with legal counsel, and that each knowingly and voluntarily waives its jury trial rights.

(G)                                Expiration.  The foregoing obligations, contained in this Section 15, shall indefinitely survive the expiration or earlier termination of this Warrant.

16.                                 Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company and the successors and permitted assigns of the Warrantholder.

17.                                 Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18.                                 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

First Community Corporation

5455 Sunset Boulevard

Lexington, South Carolina 29072

Attention: Chief Financial Officer

(803) 951-0508

With a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough, LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

Attention: John M. Jennings, Esq.

Telecopy: (864) 250-2207

If to the Warrantholder:

To the address set forth in the Warrantholder’s subscription agreement with respect to the Notes and the Warrants or to such other address as shall be designated in a written notice to the Company.

19.                                 Acceptance.                             Receipt of this Warrant by the Warrantholder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

20.                                 Entire Agreement. This Warrant and the forms attached hereto and the Subordinated Note and Warrant Purchase Agreement and the forms attached thereto (and with respect to the original Warrantholder, the subscription agreement with respect to the Notes and the Warrants and the forms attached thereto, and the confidentiality agreement between the original Warrantholder and the Company) contain the entire agreement between the Parties with respect to the subject matter hereof and supersede

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all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

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[Form of Notice of Exercise]

Date:

TO:                            First Community Corporation

RE:                              Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise (conversion) pursuant to Section 3(B)(i) of the Warrant or cash exercise pursuant to Section 3(B)(ii) of the Warrant, with consent of the Company and the Warrantholder)

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

COMPANY: FIRST COMMUNITY CORPORATION

By:
	Name:	Michael C. Crapps
	Title:	President and Chief Executive Officer

Attest:

By:
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer

AGREED AND ACKNOWLEDGED BY
WARRANTHOLDER:

By:
Name:
Title:

[Signature Page to Warrant]

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